UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 4, 2019, the Board of Directors of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), appointed Timothy Albury, the Company’s Senior Vice President, Chief Accounting Officer, as its Interim Chief Financial Officer until a successor to Kevin Gordon, the Company’s former President and Chief Financial Officer is identified.  On March 8, 2019 (the “Effective Date”), the Company and Mr. Albury entered into an amendment (the “Amendment”) to that certain Amended and Restated Executive Employment Agreement, effective as of July 25, 2018 (the “Agreement”), providing for Mr. Albury’s employment as Interim Chief Financial Officer.  The Amendment shall be in effect from the Effective Date and continue until the earlier of (i) six months thereafter or (ii) the date on which the Company’s new Chief Financial Officer commences employment with the Company (the “Term”). In the event Mr. Albury remains employed by the Company in a non-Chief Financial Officer role upon expiration of the Amendment, then his employment shall be governed by the terms and conditions set forth in the Agreement.

Pursuant to the Amendment, if Mr. Albury remains employed with the Company in good standing and satisfactorily performs the role of Interim Chief Financial Officer, then (i) he shall earn a bonus in the total amount of $100,000, less applicable withholdings and deductions, payable in a lump sum within 30 days after the end of the Term (the “Bonus”), and (ii) the vesting of the remaining unvested shares of Company common stock, $0.001 par value per share, underlying that certain option granted to Mr. Albury on March 7, 2018, or 22,909 shares as of the Effective Date, shall accelerate and become vested and exercisable as of the end of the Term. Additionally, pursuant to the Amendment, in the event that Mr. Albury’s employment is terminated by the Company during the Term for any reason other than poor performance, and subject to Mr. Albury’s compliance with the obligations in the Agreement, then he shall be entitled to (i) the Bonus, which will be payable in a lump sum by the Company within 30 days after the Release Effective Date (as defined in the Agreement), and (ii) the accelerated vesting described in the immediately preceding sentence.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01              Regulation FD Disclosure.

The Company has updated its company overview (the “Company Overview”) and a copy of the slides comprising the Company Overview is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The Company Overview may also be accessed under the “Investors” tab on the Company’s website at www.liquidia.com.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the Company Overview slides, attached to this report as Exhibit 99.1, are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risk and uncertainties related thereto.

Item 8.01              Other Events.

On March 11, 2019, the Company issued a press release announcing topline results of its pivotal Phase 3 clinical study (INSPIRE) in patients with pulmonary arterial hypertension treated with LIQ861, the first inhaled dry powder formulation of treprostinil. Initial analysis indicates the study has met its primary endpoint of safety and tolerability of LIQ861 at the two-month timepoint.

The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Executive Employment Agreement, dated as of March 8, 2019, by and between Liquidia Technologies, Inc. and Timothy Albury.

99.1	Liquidia Technologies, Inc. March 2019 Company Overview.

99.2	Liquidia Technologies, Inc. Press Release, dated March 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2019	Liquidia Technologies, Inc.

	By:	/s/ Timothy Albury
Name: Timothy Albury
Title: Interim Chief Financial Officer